UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                   FORM 8-K

                                CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):       March 11, 2009
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                       RAMTRON INTERNATIONAL CORPORATION
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             (Exact name of registrant as specified in its charter)

   1850 Ramtron Drive, Colorado Springs, Colorado                80921
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     (Address of principal executive offices)                  (Zip Code)

                                  Delaware
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             (State of or other jurisdiction of incorporation)

                                  0-17739
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                          (Commission File Number)

                                84-0962308
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                  (I.R.S. Employer Identification Number)

Registrant's telephone number, including area code:    (719) 481-7000
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        (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange
      Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 13, 2009, Ramtron International Corporation ("Company") and Silicon Valley Bank, a subsidiary of Silicon Valley Bancshares ("SVB") entered into a Fifth Amendment ("Amendment") to the Company's Amended and Restated Loan and Security Agreement dated September 14, 2005, as amended ("Amended Loan Agreement"). The Amendment extends our revolving secured credit facility with SVB for the purposes permitted in the Amended Loan Agreement, previously scheduled to terminate on March 27, 2009, for three months during which period the Company intends to pursue negotiation of a new revolving secured credit facility with SVB. Pursuant to the Amendment, the $4 million revolving secured credit facility will now expire on June 27, 2009. Interest on the revolving facility is set at a floating rate equal to the prime lending rate plus 0.50% per year, with a minimum interest rate of 6.00% per year.

There are no material relationships between the Company and its affiliates, on the one hand, and Silicon Valley Bank, on the other.

ITEM 2.05   COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On March 11, 2009, the Company determined to implement certain cost reduction measures to restructure operations to align with anticipated needs and reduce costs in light of current economic conditions that are anticipated to continue throughout 2009. As a result of the restructuring and cost reduction measures undertaken, the Company expects to reduce its previously projected 2009 costs and operating expenses, excluding impairment related charges, by approximately $5.1 million. As part of the restructuring, the Company reduced the size of its United States headquarters and its wholly owned subsidiary, Ramtron Canada Inc., workforce effective March 12, 2009 by approximately 21 employees, or 17%, in the areas of operations, engineering, and support functions. Following the reductions, the Company employs 102 people throughout its worldwide operation.

As a result of the restructuring, the Company expects to incur total charges of approximately $5.8 million, primarily for severance costs and asset impairment charges, as well as other exit-related costs, most of which will be incurred in the first half of 2009. Non-cash Charges related to asset impairments primarily to goodwill and purchased intellectual property are expected to be approximately $4.8 million. Severance costs are expected to be approximately $550,000, substantially all of which will consist of cash expenditures. Other exit-related costs, which are expected to be $400,000, substantially all of which will consist of cash expenditures, relate to closure activities and contract termination costs.

Also as a part of the restructuring, the Company determined to reduce salaries across all employees by a range of 5-12%, scaling up with higher paid personnel. The salary reductions were effective as of the mid-March payroll date. As a result of the salary reductions, the Company's CEO, Mr. Staunton; Mr. Balzer, CFO and Mr. Djokovich, COO annual base salaries were reduced 12%.

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The full text of the Company's press release is attached as Exhibit 99.1 to this Form 8-K Current Report.

ITEM 2.06   MATERIAL IMPAIRMENTS

In connection with the restructuring actions described above, Ramtron expects to record charges totaling approximately $4.8 million for non-cash impairment to goodwill, long-term assets and purchased intellectual property associated with the Company's Canadian operations. These charges are anticipated to be recognized primarily during the first quarter of 2009.

ITEM 9.01  -  FINANCIAL STATEMENTS AND EXHIBITS:

     (a)  Financial Statements - Not Applicable
     (b)  Pro-Forma Financial Information - Not Applicable
     (c)  Shell Company Transactions - Not Applicable
     (d)  Exhibits:

         10.57 Fifth Amendment to Amended and Restated Loan and Security Agreement between Ramtron International Corporation and Silicon Valley Bank.

          99.1   Press Release dated March 17, 2009.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         RAMTRON INTERNATIONAL CORPORATION

                                         By:  /s/ Eric A. Balzer
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                                         Eric A. Balzer
                                         Chief Financial Officer
                                         (Principal Accounting Officer and
                                         Duly Authorized Officer of the
                                         Registrant)

Dated: March 17, 2009

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